Exhibit 99.1

Investor Contact:	Press Contact:
Stacey Fisher	Lorne Fisher
954-924-3427	954-258-1786
sfisher@fish-consulting.com	lfisher@fish-consulting.com

FIND/SVP REPORTS 2004 OPERATING RESULTS AND SIGNING OF TWO
DEFINITIVE ACQUISITION AGREEMENTS

--	2004 Adjusted EBITDA Increases 5% to $2.3 Million
--	Acquisitions of Atlantic Research and Signia Partners Further Company’s Market Research and In-Depth Business Research Practices
--	Will Add $10 Million in Revenues
--	Bank of America Provides $9 Million of Senior Debt Financing
--	Acquisitions Expected to be Substantially Accretive to 2005 Earnings

NEW YORK, March 15, 2005 - FIND/SVP, Inc. (OTCBB:FSVP), a leading provider of business advisory, research and consulting services, today announced operating results for the fourth quarter and year ended December 31, 2004.

For the year ended December 31, 2004, the Company reported revenues of $38,437,000, a 21.8% increase compared to the prior year. Adjusted EBITDA* for 2004 was $2,305,000, representing a 5.2% increase as compared to $2,192,000 in the prior year.

EBITDA* for the year was $595,000 as compared to $1,093,000 one year earlier. The net loss attributable to common shareholders was $(2,098,000), or $(.12) per share, as compared to a net loss of $(1,227,000), or $(.10) per share in 2003.

The adjusted EBITDA, EBITDA and net loss results for 2004 include $564,000 in stock compensation expense, resulting from the previously announced adoption of SFAS No. 123 in the fourth quarter of 2004. The comparable 2003 results include $588,000 in stock compensation expense accounted for under APB No. 25.

For the fourth quarter of 2004, FIND/SVP reported revenues of $9,205,000, a 10% decline as compared to the $10,236,000 reported one year earlier. Adjusted EBITDA* for the three-month period was $74,000, as compared to $993,000 one year earlier.

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EBITDA* for the three-month period was $(360,000), as compared to $351,000 in the prior year. The net loss attributable to common shareholders for the fourth quarter was $(816,000) or $(.04) per share, as compared to a net loss of $(262,000), or $(.02) per share in the prior year.

The adjusted EBITDA, EBITDA and net loss results for the fourth quarter of 2004 include $321,000 in stock compensation expense resulting from the previously announced adoption of SFAS No. 123 in the fourth quarter of 2004. The comparable fourth quarter 2003 results include $141,000 in stock compensation expense accounted for under APB No. 25.

The Company also announced that it has signed definitive agreements to acquire two leading business and market research companies:

•
Atlantic Research & Consulting, Inc., headquartered in Boston, Massachusetts, is a rapidly growing quantitative and qualitative custom market research firm, focusing on the financial services, management consulting, health care and public sectors. Established in 1985 by Peter Hooper, Ph.D., Atlantic Research & Consulting achieved revenues in 2004 of $5.8 million.

•
Signia Partners, Inc., headquartered just outside of Washington, D.C., is a leading provider of in-depth business research and fact-based decision support, focusing on the financial services, health care and consumer sectors. Founded in 1984 as Washington Information Group, Signia Partners was acquired by its current CEO, Douglas House, in 1992. In 2004, Signia Partners achieved revenues of $4.4 million.

On a combined basis, Atlantic Research & Consulting and Signia Partners achieved 2004 revenues of $10.2 million, and exceptional operating and EBITDA margins. Terms of the transactions include an initial total payment of $7 million in cash and $800,000 in common stock, plus a three-year contingent earnout. Bank of America has issued a commitment to provide $9.0 million of senior debt financing for the transactions. Jefferies & Co. was engaged by FIND/SVP to assist in the securing of the bank financing.

Both transactions are scheduled to close in early April, 2005, and these acquisitions are anticipated to add approximately $.03 per share to 2005 operating results.

“We are extremely pleased to be able to announce these two strategic acquisitions,” commented David Walke, Chief Executive Officer of FIND/SVP. “Both Atlantic and Signia further our penetration into markets of demonstrated demand among our existing and prospective client base, and greatly enhance our long-stated commitment to create a leading, single-source provider of business intelligence and research.”

“As I have noted consistently, our Guideline custom market research division has been a very strong performer since its acquisition two years ago, as it addresses the needs of our many marketing and market research clients,” Mr. Walke continued. “The addition of Atlantic Research & Consulting provides important additional industry expertise—with no client and little sector overlap—as well as exceptional leadership and critical presence in the New England marketplace.”

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Mr. Walke also noted, “Signia Partners has a strong record of success delivering high-impact, in-depth strategic and tactical consulting services across a broad spectrum of industries. Delivering high impact results has been a key tenet of their business and an important point of differentiation. Signia Partners also provides outstanding management, presence in the rapidly growing mid-Atlantic region, and is the perfect complement to our Strategic Consulting and Research practice, which will be quickly integrated.”

Upon closing, Messrs. Hooper and House will serve as members of FIND/SVP’s Operating Management Group, and will lead the Company’s respective market research and in-depth business research divisions.

Commenting on the results for 2004, Mr. Walke said, “We continue to be pleased with our overall operational and strategic progress, despite the difficult fourth quarter. In particular, the final quarter of 2004 was principally impacted by continued softness in our on-demand legacy business inquiry service, as well as lower-than-expected recognized revenues at Guideline due to delays in select projects, although bookings remain excellent.

“Most important, Guideline completed 2004 with a 48% increase in revenues, and a 31% increase in EBITDA,” Mr. Walke said. “Furthermore, bookings at Guideline—the most important indicator of the division’s performance and prospects—increased 14.3% to $11.5 million in 2004, and indications are that bookings in the first quarter of 2005 will be in the $3.8-$4.2 million range, which represents one of the best quarters in Guideline’s 36-year history.

“Our Teltech division had a strong year, with revenues and EBITDA on plan. We continue to be highly encouraged by Teltech’s penetration into the rapidly growing R&D and engineering departments of major corporations, as well as the diversity of their service offerings. Most recently Teltech launched an exciting new service targeting Litigation Support, and it is off to a strong start.”

“Finally, our Strategic Consulting and Research practice performed much better in 2004, due in part to strong increases in the average project size, improved lead generation and the contributions of our Major Accounts program. The on-demand QCS service continues to struggle, however we remain confident that the series of innovative and aggressive initiatives we put into place and were detailed last quarter are sound, and will assist in restoring stability in this business,” Mr. Walke concluded.

Outlook

Looking ahead to 2005 and beyond, Mr. Walke said, “Our goals and objectives are quite straightforward, and fully consistent with those we have brought forth over the last 3+ years. We will continue to exploit our key historical assets to build the leading, single-source provider of business intelligence and knowledge services. This will be accomplished through the continuation of a structured and prudent build and buy strategy.”

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“We have three primary and complementary growth engines: our on-demand services, our in-depth qualitative services, and our custom market research services. Through our internally designed initiatives as well as our acquisition strategies, two of our engines are yielding impressive results and with the acquisitions of Atlantic Research and Signia Partners are expected to continue to show outstanding growth.

“The on-demand business has undergone substantial transformation to improve its client-centric profile and the value proposition, which we have clearly identified as our most significant challenges. We will continue to devote the appropriate time and resources necessary to solidify this business, while simultaneously pursuing other ongoing programs to further reduce its relative significance on our overall business.

“Indeed, upon the closing of these two transactions the legacy on-demand business will constitute less than 35% of pro forma consolidated revenues, as opposed to over 90% three years ago.

“Our 2005 guidance, incorporating the effects of the Atlantic and Signia acquisitions as of April 1, 2005, is to report revenues of $46 to $50 million, EBITDA (before stock compensation expense) of $5.0-$5.8 million, and net income before stock compensation expense of $.09-$.11 per share,” Mr. Walke concluded.

*EBITDA is defined as net income (loss) excluding interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as net income (loss) excluding interest, taxes, depreciation and amortization, compensation expense from option grants, other income, and other non-recurring charges. Although EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles ("GAAP"), we believe it is useful to investors because it is a widely used financial measure that provides relevant and useful information for evaluating financial performance. EBITDA and Adjusted EBITDA should not be considered alternatives to measures of operating performance under GAAP.

Conference Call Information
Management will host a conference call today, March 15, 2005, at 11:00 a.m. ET (8:00 a.m. PT) to review the fourth-quarter and year-end financial results. To access the live Conference Call, dial (800) 370-0898. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. To listen to the live web cast go to: http://www.findsvp.com in the Investor Relations area of the web site. A replay of the conference call will be available two hours after the call for the following five business days by dialing (877) 519-4471 and entering the following pass code: 5765018. In addition, an instant replay of the conference call will be available over the Internet at http://www.findsvp.com in the Investor Relations area of the web site.

In addition, David Walke will be presenting at the B.Riley Annual Investor Conference on Friday, March 18th at 10:30 A.M. The Presentation will be can be accessed through http://www.wsw.com/webcast/brileyco4/fsvp.ob/. If you are interested in meeting with Mr. Walke at the Conference please contact Stacey Fisher at Fish-Consulting at 954-924-3427.

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About FIND/SVP
FIND/SVP, Inc. (OTCBB: FSVP) is a knowledge services company that leverages the expertise and resources of its professional research teams to help its member clients protect and further their business interests. FIND/SVP helps executives enhance their business performance, profit from opportunities and address critical issues through targeted research and advisory work, providing its nearly 2,000 member clients with a competitive business advantage. Founded in 1969, FIND/SVP is the second largest member of the global SVP Group, which serves more than 75,000 executives in 11,000 companies worldwide. FIND/SVP is located at 625 Avenue of the Americas, New York, N.Y. 10011. More information is available by calling 212-645-4500 or visiting FIND/SVP's website at http://www.findsvp.com

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Forward-Looking Statements
The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results.  The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company.  The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission that set forth-certain risks and uncertainties that may have an impact on future results and direction of the Company.  The Company does not report on its progress during a quarter until after the quarter has been completed and appropriately disclosed its results.

FIND/SVP COMPARATIVE STATEMENTS OF INCOME (LOSS)

	Twelve Months Ended December 31
	2004	2003

Revenue	$38,437,000	$31,569,000

Operating loss	($256,000)	($169,000)

EBITDA	$595,000	$1,093,000

Adjusted EBITDA[1,2]	$2,305,000	$2,192,000

Loss Before Income Taxes	($1,945,000)	($737,000)

Net Loss[3]	($1,945,000)	($947,000)

Loss attributable to common shareholders’[4]	($2,098,000)	($1,227,000)

Loss Per Share - Basic & Diluted	($0.12)	($0.10)

Weighted Average Shares
Outstanding - Basic & Diluted	17,212,834	11,765,619

1Adjusted EBITDA (000’s omitted) for the twelve months ended December 31, 2004 is as follows:

Net loss	$(1,945)
Tax provision (benefit)	--
Depreciation and amortization	931
Interest expense	1,609
Asset impairment	96
Severance	687
Lease related charge	512
Stock based compensation expense for options granted “in the money”	33
Other	382

Adjusted EBITDA	$2,305

2Adjusted EBITDA (000’s omitted) for the twelve months ended December 31, 2003 is as follows:

Net loss	$(947)
Tax provision	210
Depreciation and amortization	1,143
Interest Expense	687
Executive Retirement Charge	310
Severance	211
Non recurring limited partnership distribution	(87)
Stock based compensation expense for options granted “in the money”	636
Other	29

Adjusted EBITDA	$2,192

3 Includes non-cash interest expense related to full repayment of debt of approximately $1,260,000, non-recurring severance charges of approximately $687,000, and a non-recurring lease related charge of approximately $530,000

4 Net loss for the twelve months ended December 31, 2004 of $1,945,000 was increased by accretion on redeemable common shares of $113,000 and preferred dividends of $40,000, resulting in loss attributable to common shareholders of $2,098,000.

FIND/SVP COMPARATIVE STATEMENTS OF INCOME (LOSS) (unaudited)

	Three Months Ended December 31
	2004	2003

Revenue	$9,205,000	$10,236,000

Operating loss	($468,000)	($9,000)

EBITDA	($360,000)	$351,000

Adjusted EBITDA[1,2]	$74,000	$993,000

Loss Before Income Taxes	($491,000)	($246,000)

Net loss	($806,000)	($255,000)

Loss attributable to common shareholders’[3]	($816,000)	($262,000)

Loss Per Share - Basic & Diluted	($0.04)	($0.02)

Weighted Average Shares
Outstanding - Basic & Diluted	19,396,091	13,053,150

1Adjusted EBITDA (000’s omitted) for the three months ended December 31, 2004 is as follows:

Net loss	$(806)
Tax provision	315
Depreciation and amortization	125
Interest expense	4
Stock based compensation expense for options granted “in the money”
and impact of SFAS No. 123 adoption	95
Severance	291
Other	50

Adjusted EBITDA	$74

2Adjusted EBITDA (000’s omitted) for the three months ended December 31, 2003 is as follows:

Net loss	$(255)
Tax provision	10
Depreciation and amortization	346
Interest expense	249
Executive Retirement Charge	310
Severance	164
Stock based compensation expense for options granted “in the money”	22
Other	147

Adjusted EBITDA	$993

3 Net loss for the three months ended December 31, 2004 of $806,000 was reduced by preferred dividends of $10,000, resulting in loss attributable to common shareholders of $816,000.

FIND/SVP, INC. AND SUBSIDIARIES Consolidated Balance Sheets

	December 31	December 31
	2004	2003

Assets
Cash and cash equivalents	$4,519,000	$821,000
Accounts receivable, net	6,215,000	6,190,000
Deferred tax assets	696,000	505,000
Prepaid expenses and other current assets	1,240,000	920,000

Total Current Assets	12,670,000	8,436,000

Property, Plant & Equipment - Net	2,336,000	2,368,000
Goodwill, net	12,214,000	8,765,000
Intangibles, net	1,002,000	1,137,000
Deferred tax assets	783,000	961,000
Deferred rent	335,000	398,000
Cash surrender value of life insurance	127,000	214,000
Non-marketable equity securities	23,000	185,000
Other assets	532,000	504,000

Total assets	$30,022,000	$22,968,000

Liabilities and Shareholders' Equity
Trade accounts payable	$1,267,000	$2,609,000
Accrued expenses and other	5,099,000	3,205,000
Current maturities of notes payable	--	1,076,000
Unearned retainer income	3,472,000	3,612,000

Total current liabilities	9,838,000	10,502,000

Notes payable	--	3,170,000
Deferred compensation and other liabilities	404,000	419,000

Total liabilities	10,242,000	14,091,000

Redeemable, convertible, preferred stock	570,000	530,000

Redeemable common stock	1,090,000	977,000

Shareholders' Equity	18,120,000	7,370,000

Total Liabilities and Shareholders' Equity	$30,022,000	$22,968,000